Exhibit 10.12AB
TWENTY-EIGHTH AMENDMENT
OF
JOHN BEAN TECHNOLOGIES CORPORATION
SAVINGS AND INVESTMENT PLAN
(As amended and restated, Effective as of January 1, 2012)
WHEREAS, John Bean Technologies Corporation (the “Company”) maintains the John Bean Technologies Corporation Savings and Investment Plan (the “Plan”);
WHEREAS, the Company now deems it necessary and desirable to amend the Plan in certain respects; and
WHEREAS, this Twenty-Eighth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment.
NOW, THEREFORE, by virtue of the authority reserved to the Company by Section 12.1 of the Plan, the Plan is hereby amended as follows, effective January 1, 2020, unless specifically stated otherwise:

1.	The definition of “Account” set forth in Article I of the Plan is hereby amended in its entirety to read as follows:
Account means any Pre-Tax Contribution Account, Roth Elective Contribution Account (effective January 1, 2011), After-Tax Contribution Account, Company Contribution Account, Company Safe Harbor Matching Contribution Account (effective January 1, 2020), Company Safe Harbor Nonelective Contribution Account (effective January 1, 2010), Company Discretionary Matching Contribution Account (effective January 1, 2015), Company Nonelective Contribution Account (effective January 1, 2015), Contingent Account and Rollover Contribution Account established on behalf of a Participant.

2.	The defined term “Company Safe Harbor Matching Contributions” is hereby added to Article I of the Plan and shall read as follows:
Company Safe Harbor Matching Contributions means, effective January 1, 2020, the contributions made by the Participating Employer to eligible Participants under Section 3.4E of the Plan.

3.	The defined term “Company Safe Harbor Matching Contribution Account” is hereby added to Article I of the Plan and shall read as follows:
Company Safe Harbor Matching Contribution Account means, effective January 1, 2020, the account maintained as to each eligible Participant, to which Company Safe Harbor Matching Contributions are made for each eligible Participant, and to which all earnings and losses attributable thereto it, are allocated.

4.	The definition of “Forfeiture” set forth in Article I of the Plan is hereby amended in its entirety to read as follows:
Forfeiture means any portion of a Matched Participant’s Company Contribution Account, any portion of a Participant’s Company Discretionary Matching Contribution Account, any portion of a Participant’s Company Nonelective Contribution Account or any portion of a Participant’s Company Safe Harbor Matching Contribution Account that is forfeited under Section 4.3.

5.	The definition of “Matched Participant” set forth in Article I of the Plan is hereby amended in its entirety to read as follows:
Matched Participant means a Participant who is eligible to receive Company Contributions, Company Discretionary Matching Contributions or Company Safe Harbor Matching Contributions (effective January 1, 2020) under Sections 3.4 and 3.4E, including each (a) salaried Participant, (b) non-union hourly Participant and (c) Participant who is a member of a bargaining unit covered by a collective bargaining agreement that specifically provides for a Company Contribution under the Plan to the eligible members of the bargaining unit. The bargaining units whose members are eligible for a Company Contribution or a Company Discretionary Matching Contribution under Section 3.4, and the effective dates of eligibility for such contribution, are listed on Appendix B.

6.	Section 2.1(d) of the Plan is hereby amended to read as follows:

(d)
the Employee has filed with the Administrator a Pre-Tax Contribution Election, Roth Elective Contribution Election (effective January 1, 2011), After-Tax Contribution Election or is automatically enrolled in the Plan pursuant to Section 3.3A (effective January 1, 2020).

7.	Section 2.2(b) of the Plan is hereby amended to read as follows:

(b)
the Participant has filed with the Administrator a Pre-Tax Contribution Election, Roth Elective Contribution Election (effective January 1, 2011), After-Tax Contribution Election or is automatically enrolled in the Plan pursuant to Section 3.3A (effective January 1, 2020).

8.	Section 3.3A is hereby added to the Plan and shall read as follows:

3.3A    Automatic Enrollment
3.3A.1    Notwithstanding anything in the Plan to the contrary, effective January 1, 2020, any non-union Employee who: is an Eligible Employee on January 1, 2020; is a Participant on January 1, 2020 and has a Pre-Tax Contribution Election of less than 3%; or is hired or rehired on or after January 1, 2020 shall have his or her Compensation automatically reduced on a pre-tax basis by 3% and contributed to his or her Pre-Tax Contribution Account unless such individual elects to have a Pre-Tax Contribution Election of 0% or greater than 3%. For each subsequent Plan Year beginning after January 1, 2020, any Participant with a Pre-Tax Contribution Election of less than 3% will be automatically enrolled pursuant to the preceding sentence unless he or she elects to have a Pre-Tax Contribution Election of 0% for the applicable Plan Year. Each Participant whose Compensation is automatically deferred under this paragraph shall also be treated as electing that his or her Pre-Tax Contribution Election increase by 1% on each subsequent December 31 until a maximum of 6% of Compensation is being contributed.

3.3A.2    Notwithstanding anything the Plan to the contrary, effective January 1, 2020, any Employee covered by the Jetway Systems, Ogden, Utah United Steel Workers Local 6162 collective bargaining unit set forth on Appendix E who: is hired or rehired by a Participating Employer on or after January 1, 2020 or is Participant in the Plan on January 1, 2020 and has a Pre-Tax Contribution Election of less than 2% shall have his or her Compensation automatically reduced on a pre-tax basis by 2% and contributed to his or her Pre-Tax Contribution Account unless such individual elects to have a Pre-Tax Contribution Election of 0% or greater than 2%.

9.	A new paragraph 3.4.5 is hereby added to Section 3.4 of the Plan to read as follows:
3.4.5    Notwithstanding the foregoing provisions of this Section 3.4, effective for Plan Years commencing on or after January 1, 2020, no Company Contributions shall be made to Matched Participants, except as follows:

(a)
Effective January 1, 2020, for each Plan Year, the Company or a Participating Employer shall contribute to the Plan Company Contributions in the amount in accordance with the provisions of Exhibit E for each Matched Participant who is eligible to receive a Company Contribution for the applicable Plan Year pursuant to the eligibility criteria set forth in Exhibit E.

10.	A new sentence is hereby added to the end of Section 3.4A(a) to read as follows:
Notwithstanding the foregoing, no Company Safe Harbor Nonelective Contributions shall be made to non-union Participants for Plan Years commencing on or after January 1, 2020.

11.	Section 3.4B is hereby amended in its entirety to read as follows:

In order to constitute a Safe Harbor 401(k) Plan for a Plan Year, the Company must contribute the Company Safe Harbor Nonelective Contributions (effective for Plan Years commencing on January 1, 2010 through January 1, 2019) or Company Safe Harbor Matching Contributions (effective for Plan Years commencing on and after January 1, 2020) on behalf of all Participants eligible for such contributions under Sections 3.4A and 3.4E and, within a reasonable period of time (meaning generally at least 30 days, but no more than 90 days, before the beginning of the Plan Year), the Company must cause to be provided to each eligible Participant, a Safe Harbor Notice. Provided, however, in the event an Employee becomes eligible to participate in Section 3.4A or Section 3.4E of the Plan after the 90th day before the beginning of the Plan Year and does not receive the Safe Harbor Notice for that reason, the notice must be provided no later than 90 days before the Employee becomes eligible to participate and not later than the date the Employee becomes eligible.

12.	A new sentence is hereby added to the end of Section 3.4C to read as follows:
Notwithstanding the foregoing, no Discretionary Matching Contributions shall be made to Matched Participants for Plan Years commencing on and after January 1, 2020.

13.	Section 3.4E is hereby added to the Plan and shall read as follows:
3.4E    Company Safe Harbor Matching Contributions
Effective for Plan Years commencing on and after January 1, 2020, the Company shall maintain its status a Safe Harbor 401(k) Plan by making Company Safe Harbor Matching Contributions for each Plan Year, which shall be allocated to the Company Safe Harbor Matching Contribution Account for each non-union Matched Participant who is a Participant during the Plan Year. The Company Safe Harbor Matching Contributions for all eligible Participants under this portion of the Plan (as determined in accordance with the applicable eligibility provisions of Article II) shall be equal to 150% of all Pre-Tax Contributions, Roth Elective Contributions and After-Tax Contributions made that does not exceed 1% of the Participant’s Compensation for each payroll contribution period and 100% of all Pre-Tax Contributions, Roth Elective Contributions and After-Tax Contributions made on the next 2% to 6% of the Participant’s Compensation for each payroll contribution period.

The Company shall make an additional “true-up” Company Safe Harbor Matching Contribution on behalf of a Participant equal to the difference, if any, between the amount of Company Safe Harbor Matching Contributions made on behalf of such Participant for the Plan Year and the amount of Company Safe Harbor Matching Contributions that would have been made on behalf of such Participant for the Plan Year if the Company Safe Harbor Matching Contributions had been made on a Plan Year basis. Notwithstanding the foregoing, in no event shall the amount of the

Company Safe Harbor Matching Contributions made under this Section 3.4E be more than 6.5% of the Participant’s Compensation for the Plan Year.

14.	The first paragraph of Section 3.7(a) of the Plan is hereby amended in its entirety to read as follows:
(a)    For purposes of this Section 3.7, the term ‘annual additions’ includes all Pre-Tax Contributions, After-Tax Contributions, Roth Elective Contributions (effective January 1, 2011), Company Contributions, Company Safe Harbor Matching Contributions (effective January 1, 2020), Company Safe Harbor Nonelective Contributions (effective January 1, 2010), Company Discretionary Matching Contributions (effective January 1, 2015), Company Nonelective Contributions (effective January 1, 2015), and Forfeitures allocated to the Participant’s Accounts for the Plan Year, but shall not include Catch-Up Contributions pursuant to Code Section 414(v) (as described in Section 3.1.1), and Excess Pre-Tax Contributions and Excess Roth Elective Contributions (effective January 1, 2011) (as described in Section 3.11.4) that are distributed to the Participant by April 15th following the year for which they were contributed to the Plan.

15.	The heading of Section 4.2 of the Plan is hereby amended in its entirety to read as follows:

4.2	Vesting in Company Contribution Account, Contingent Account, Company Discretionary Matching Account, Company Nonelective Contribution Account and Company Safe Harbor Matching Contribution Account

16.	A new paragraph is added to the end of Section 4.2.1 of the Plan to read as follows:
Notwithstanding the foregoing, effective on or after January 1, 2020:

(a)	an active Participant becomes vested in any balance of his or her Company Safe Harbor Matching Contribution Account according to the following schedule:

Years of Service	Percent
Fewer than 2	0%
2 or more	100%

(b)
a Matched Participant receiving Company Contributions on or after January 1, 2020 pursuant to Exhibit E shall become vested in such Company Contributions in his or her Company Contribution Account according to the schedule set forth in Exhibit E.

17.	The first sentence of paragraph 4.2.2 in Section 4.2 of the Plan is hereby amended in its entirety to read as follows:
Notwithstanding the foregoing, a Participant will become 100% vested in the balance of his or her Company Contribution Account, Contingent Account, Company Discretionary Matching Contribution Account, Company Nonelective Contribution Account and Company Safe Harbor Matching Contribution Account if:

18.	The first sentence of paragraph 4.3.1 in Section 4.3 of the Plan is hereby amended in their entirety to read as follows:
A Participant forfeits the non-vested portion of his or her Company Contribution Account, Contingent Account, Company Discretionary Matching Contribution Account, Company Nonelective Contribution Account and Company Safe Harbor Matching Contribution Account on the earlier of: (a) the dates as of which he or she receives a distribution of his or her entire Company Contribution Account, Contingent Account, Company Discretionary Matching Contribution Account, Company Nonelective Contribution Account and Company Safe Harbor Matching Contribution Account and (b) the date his or her Period of Separation equals five years.

19.	The third sentence of paragraph 4.3.2 in Section 4.3 of the Plan is hereby amended in its entirety to read as follows:
Any remaining Forfeitures during a month will be used to reduce the Company’s obligation to make employer contributions in that month or succeeding months.

20.	Effective January 1, 2019, the last two sentences in the first paragraph of Section 6.6.3 are hereby amended to read as follows:
A hardship withdrawal cannot exceed 100% of such Participant’s Pre-Tax Contribution Account or Roth Elective Contribution Account (including adjustment for any income credited to such Participant’s Pre-Tax Contribution Account or Roth Elective Contribution Account) at the date of the withdrawal. In addition, the minimum hardship withdrawal permitted is $500, or, if less, the total amount of a Participant’s Pre-Tax Contribution Account or Roth Elective Contribution Account (including adjustment for any income credited to such Participant’s Pre-Tax Contribution Account or Roth Elective Contribution Account) at the date of the withdrawal.

21.	Effective January 1, 2019, Section 6.6.3(a)(7) is hereby amended to read as follows:

(7)	Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty loss deduction under Code Section 165

(determined without regard to Code Section 165(h)(5) and whether the loss exceeds 10% of adjusted gross income);

22.	Effective January 1, 2019, a new Section 6.6.3(a)(8) is hereby added to the Plan to read as follows and the existing Sections 6.6.3(a)(8)-(11) are hereby renumbered accordingly:

(8)
Payment of expenses and losses (including loss of income) incurred on account of a disaster declared by the Federal Emergency Management Agency (“FEMA”) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Public Law 100-707, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.

23.	Effective January 1, 2019, Section 6.6.3(b)(2) is hereby amended to read as follows:

(2)
The Participant makes a representation in writing (including by using an electronic medium) or such other form as may be prescribed by the Commissioner of the Internal Revenue Service that the Participant has insufficient cash or other liquid assets reasonably available to satisfy the need and the Employer does not have actual knowledge that is contrary to that representation; and

24.	Effective January 1, 2019, Section 6.6.3(b)(3) is hereby deleted in its entirety and replaced with the following new Section 6.6.3(b)(3):

(3)
The Participant has obtained all other currently available distributions (including distribution of ESOP dividends under Code Section 404(k) but excluding hardship distributions and loans) under the Plan and all other plans of deferred compensation, whether qualified or nonqualified, maintained by the Participating Employer or any other employer.

25.
Paragraph 14.1.1 in Section 14.1 and 14.3.1 in Section 14.3 of the Plan are hereby amended to substitute the phrase “Company Safe Harbor Nonelective Contributions (effective January 1, 2010), Company Safe Harbor Matching Contributions (effective January 1, 2020),” for the phrase “Company Safe Harbor Nonelective Contributions (effective January 1, 2010),” where the latter phrase appears therein.

26.	Section 14.3.5 of the Plan is hereby amended in its entirety to read as follows:
14.3.5    Company Contributions, Company Safe Harbor Nonelective Contributions (effective January 1, 2010), Company Safe Harbor Matching Contributions (effective January 1, 2020), Company Discretionary Matching Contributions (effective January 1,

2015) or Company Nonelective Contributions (effective January 1, 2015) made on behalf of a Matched Participant (or participants receiving Company Discretionary Matching Contributions or Company Nonelective Contributions) pursuant to Sections 3.4 or 3.4E of the Plan shall be taken into account for purposes of satisfying the minimum allocation requirements of Section 14.3 of the Plan and Code Section 416(c)(2). Company Contributions made on behalf of a Matched Participant, Company Safe Harbor Nonelective Contributions (effective January 1, 2010) or Company Safe Harbor Matching Contributions (effective January 1, 2020) made that are used to satisfy the minimum contribution requirements shall be treated as Company Contributions, Company Safe Harbor Nonelective Contributions (effective January 1, 2010) or Company Safe Harbor Matching Contributions (effective January 1, 2020), as applicable, for purposes of the Actual Contribution Percentage Test and other requirements of Code Section 401(m).

27.	The chart set forth on Appendix B of the Plan is hereby amended in its entirety to read as follows:

Name of Bargaining Unit	Effective Date of Eligibility for Company Contributions	Effective Date of Eligibility for FMC Contributions in FMC Matched Plan or FMCTI Contributions in FMCTI Plan
Jetway Systems, Ogden Utah United Steel Workers Local 6162	January 1, 2020	N/A

28.	Section E.2(3) of Appendix E is hereby amended to substitute the phrase “and 2019 Plan Year” for the phrase “(and each subsequent Plan Year until amended)” where the latter phrase appears therein.

29.    A new Section E.4 is hereby added to Appendix E of the Plan to read as follows:

E.4    Effective for the 2020 Plan Year, each eligible Matched Participant shall receive a Company Contribution equal to 100% of such eligible Matched Participant’s Pre-Tax Contributions, Roth Elective Contributions and After-Tax Contributions made that does not exceed the first 6% of Compensation (as defined below) for each payroll contribution period. In order to be eligible to receive a Company Contribution pursuant to the preceding sentence, the Participant must have completed his or her applicable probationary period, as follows:

(a)    With respect to a Participant that is directly hired by the Company or any Participating Employer as an Employee, a 90-day probationary period from his or her Employment Commencement Date.

(b)    With respect to a Participant that has performed services for the Company or a Participating Employer for 150 consecutive days or more under an agreement between the Company or Participating Employer and a leasing, staffing or temporary agency prior to becoming a full-time Employee of the Company or a Participating Employer, a probationary period of zero days.

(c)    With respect to a Participant that has performed services for the Company or a Participating Employer for less than 150 consecutive days under an agreement between the Company or Participating Employer and a leasing, staffing or temporary agency prior to becoming a full-time Employee of the Company or a Participating employer, a probationary period equal to the lesser of (i) 90 days or (ii) 150 minus the number of consecutive days the Participant has performed services for the Company or Participating Employer.

A Participant becomes vested in his or her Company Contribution Account for Company Contributions made pursuant to this Section E.4 according to the following schedules:

(a) With respect to Participants with less than 3 Years of Service:

Years of Service	Percent
1 or less	33.33%

2 but fewer than 3	66.67%

3 or more	100%

(b)    With respect to Participants with 3 or more Years of Service, the Participant will be 100% vested in the balance of Company Contributions made to his or her Company Contribution Account.

For purposes of this Appendix E, “Compensation” for purposes of Pre-Tax Contributions, Roth Elective Contributions and After-Tax Contributions shall have the meaning in Article I of the Plan, but shall specifically exclude overtime pay, administrative and discretionary bonuses (including performance related bonuses) and field premiums.
IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 20th day of December, 2019.

JOHN BEAN TECHNOLOGIES
CORPORATION

By:    /s/ Jason T. Clayton
Its:    Executive Vice President- Human Resources